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                                                                   EXHIBIT 3.(a)


                             DISTRIBUTION AGREEMENT

        THIS AGREEMENT entered into on this 18th day of January, 1990, by and between PRESIDENTIAL LIFE INSURANCE COMPANY ("Presidential Life"), a life insurance company organized under the laws of the State of New York, on behalf of itself and PRESIDENTIAL VARIABLE ACCOUNT ONE ("Separate Account"), a Separate Account established by Presidential Life pursuant to the New York insurance law in 1987, and SUNAMERICA SECURITIES, INC. ("Distributor"), a corporation organized under the laws of the State of Delaware.


                                   WITNESSETH:

        WHEREAS, Presidential Life proposes to issue to the public certain variable annuity contracts identified on the contract specification sheet attached hereto as Attachment A ("Contracts"); and

        WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (File No. 811-5474); and

        WHEREAS, the Contracts issued by Presidential Life will be registered with the Commission for offer and sale to the public, and otherwise will be in compliance with all applicable laws; and

        WHEREAS, Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., proposes to act as a co-distributor on an agency basis in the marketing and distribution of said Contracts; and

        WHEREAS, Presidential Life desires to obtain the services of Distributor as a distributor of said Contracts issued by Presidential Life through the Separate Account;

        NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Presidential Life, the Separate Account, and Distributor hereby agree as follows:

        1. Distributor will serve as co-distributor on an agency basis for the Contracts which will be issued by Presidential Life through the Separate Account and will be registered with the Commission for offer and sale to the public.


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        2.      Distributor, as co-distributor of the Contracts, will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker-dealers on a continuing basis. However, Distributor shall be responsible for compliance with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to Distributor in connection with its duties as co-distributor of said Contracts. Moreover, Distributor shall conduct its affairs in accordance with the rules of Fair Practice of the National Association of Securities Dealers, Inc.

        3. Subject to the agreement of Presidential Life, Distributor may enter into dealer agreements with broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable annuity contracts issued by Presidential Life through the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and Distributor will at all times be responsible to Presidential Life for purposes of the federal securities laws for the distribution of Contracts issued through the Separate Account. Distributor will use its best efforts to provide information and marketing assistance to such broker-dealers on a continuing basis.

        4.      Warranties

                (a) Presidential Life represents and warrants to Distributor that:

                        (i) A Registration Statement on Form N-4 under the Securities Act of 1933 for each of the contracts indicated on Attachment A and an amendment to the Separate Account's registration under the Investment Company Act of 1940 (File No. 811-5474) have been filed with the Commission in the form previously delivered to Distributor and that copies of any and all amendments thereto will be forwarded to Distributor at the time that they are filed with the Commission;

                        (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading: provided, however, that this representation and warranty shall


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                        not apply to any statements or omissions made in
                        reliance upon and in conformity with information furnished in writing to Presidential Life by Distributor expressly for-use therein;

                        (iii) Presidential Life is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification;

                        (iv) The Contracts to be issued through the Separate Account and offered for sale by Distributor on behalf of Presidential Life hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

                        (v) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Presidential Life is a party or by which Presidential Life is bound. Presidential Life's Charter as a stock life insurance company or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Presidential Life or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Presidential Life of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the distribution of the Contracts by Distributor; and

                        (vi) There are no material legal or governmental proceedings pending to which Presidential Life or the Separate Account is a party or of which any property of Presidential Life or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation-incident to the kind of business


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                        conducted by Presidential Life which, if determined
                        adversely to Presidential Life, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Presidential Life.

                (b) Distributor represents and warrants to Presidential Life that:

                        (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and is in compliance with the securities laws, in those states in which it conducts business as a broker-dealer;

                        (ii) It shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under both the securities laws and state insurance laws and who are appointed in writing by Presidential Life to be authorized insurance agents. Presidential Life shall not be required to bear the costs of licensing or maintaining the securities licenses of those persons who offer and sell the Contracts to the public;

                        (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Distributor is a party or by which Distributor is bound, the Certificate of Incorporation or By-laws of Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Distributor or its property;

                        (iv) No offering, sale or other disposition of any Contracts will be made until Distributor is notified by Presidential Life that the Contracts are fully registered with the Commission for issuance and sale; and such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Presidential Life; and

                        (v) To the extent that any statements or omissions made in the Registration Statement, or any amendment or supplement thereto are made in reliance upon and


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                        in conformity with written information furnished to
                        Presidential Life by Distributor expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        5. Distributor shall keep, in a manner and form prescribed or approved by Presidential Life and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books of account as required to be maintained by a registered broker-dealer, acting as distributor, of all transactions entered into on behalf of Presidential Life and with respect to its activities under this agreement for Presidential Life. Distributor shall make such records and books of account available for inspection by the Commission, and Presidential Life shall have the right to inspect, make copies of or take possession of such records and books of account at any time on demand.

        6. Subsequent to having been authorized to commence the activities contemplated herein, Distributor will utilize the currently effective Prospectus relating to the subject Contracts in connection with its marketing and distribution efforts. As to the other types of sales material, Distributor agrees that it will use only sales materials as have been authorized for use by Presidential Life and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the National Association of Securities Dealers, Inc.

        7. Distributor will not distribute any Prospectus, sales literature, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of Distributor, any of the foregoing misstates the duties, obligation or liabilities of Presidential Life or Distributor.

        8. Distributor will bear all of its expenses of providing services pursuant to this Agreement including the cost of sales presentations, mailings, advertising and any other marketing efforts it conducts in connection with the distribution or sale of the Contracts.


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        9.      Distributor, as co-distributor of the Contracts, shall be
        entitled to such remuneration for its services and for the services of its salaried employees and such reimbursement for its charges and expenses as will be contained in such Schedules of Remuneration as attached hereto as Attachment B. Said Schedules of Remuneration may be amended from time to time at the mutual consent of the undersigned parties.

        10. Distributor shall ensure that all premium payments Collected on the sale of the Contracts are properly transmitted to the Annuity Service Office of Presidential Life for immediate allocation to the Separate Account in accordance with the directions furnished by the purchasers of such Contracts at the time of purchase.

        11. If any purchase payment premiums shall be required to be returned by Presidential Life or should Presidential Life become liable for the return thereof for any cause other than surrenders or withdrawals by Contract Owners pursuant to the terms of the Contracts either before or after termination of this agreement, Distributor agrees to pay Presidential Life the amount of remuneration previously paid over to it by Presidential Life with respect to such premiums.

        12. Distributor makes no representation or warranties regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. Distributor does, however, represent that it will actively engage in its duties under this agreement on a continuous basis while there is an effective registration with the Commission.

        13. It is understood and agreed that Distributor may render similar services or act as a distributor or dealer in the distribution of other variable contracts.

        14. Distributor will use its best efforts to ensure that the Contracts shall be offered for sale by licensed broker-dealers and insurance agents on the terms described in the currently effective Prospectus describing such Contracts.

        15. Presidential Life will use its best efforts to assure that the Contracts are continuously registered under the Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and to file for approval under state insurance laws when necessary.

        16. Presidential Life reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to Distributor.


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        17.     Presidential Life agrees to advise Distributor immediately of:

                (a) any request by the Commission (i) for amendment of the Securities Act Registration Statement relating to the Contracts or (ii) for additional information;

                (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

                (c) the happening of any material event, if known, which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

        18. Presidential Life will furnish to Distributor such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as Distributor may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

        19. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

        20. This Agreement will terminate automatically upon its assignment. This Agreement shall terminate, without the payment of any penalty by either party:

                (a) at the option of Presidential Life upon sixty days, advance written notice to Distributor; or

                (b) at the option of Distributor upon sixty days' written notice to Presidential Life; or

                (c) at the option of Presidential Life upon institution of formal proceedings against Distributor by the National Association of Securities Dealers, Inc. or by the commission; or

                (d) at the option of Presidential Life, if Distributor or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; (ii) fails to account


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                and pay over promptly to Presidential Life money due it
                according to its records; or (iii) violates the conditions of this Agreement.

        21. Each notice required by this Agreement may be given by wire and confirmed in writing.

        22. This Agreement shall be subject to the laws of the State of New York and construed so as to interpret the Contracts as insurance contracts written within the business operation of Presidential Life.

        23. This Agreement covers and includes all agreements, verbal and written, between Presidential Life and Distributor with regard to the marketing and distribution of the Contracts, and supercedes and annuls any and all agreements between the parties with regard to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous or future agreements entered into between Presidential Life and Distributor unrelated to the sale of the Contracts.

        24. This agreement is not exclusive in regard to the distribution of the Contracts. It is understood and agreed that Presidential Life may enter into a similar agreement or agreements for the distribution of the Contracts on the basis that such other distributors shall also act in the capacity of co-distributor.

        This Agreement, along with any Schedules of Remuneration attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract Owners, and that such amendment be in writing and duly executed.

        This Agreement shall become effective upon the execution hereof by both parties.


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        IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested and this Agreement to be effective on the date first stated above.

                                       Presidential Life Insurance Company
Attest:


___________________                    By: [SIG]
                                           -------------------------------------

                                           Variable Annuity Account One
                                       By: Presidential Life Insurance Company


Attest:

___________________                    By: [SIG]
                                           -------------------------------------

                                             SunAmerica Securities, Inc.




Attest:                                By: [SIG]
                                           -------------------------------------

[SIG]
-------------------------


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                                                                    Attachment A


                          CONTRACT SPECIFICATION SHEET

The following variable annuity contracts are the subject of the Distribution Agreement between Presidential Life Insurance Company and SunAmerica Securities, Inc. dated January 18, 1990 regarding the sale of contracts funded in Variable Annuity Account One:

        ICAP - Contract A01088NY

                Individual Flexible Purchase Payment Deferred Variable Annuity Contract (together with all Riders and Endorsements relating thereto).


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                                                                    Attachment B


                            Schedule of Remuneration

Pursuant to the Distribution Agreement between Presidential Life Insurance Company and SunAmerica Securities, Inc. dated January 18, 1990 regarding the sale of contracts funded in Variable Annuity Account One, the following remuneration will be paid for the services rendered by the Distributor of the indicated contracts:

Contract                                           Remuneration

ICAP - Contract A01088NY                       5% of premium payments
                                               received under the
                                               Contract